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EXHIBIT 10.21

                                 OMNICARE, INC.

                                 RETIREMENT PLAN
                                       for
                                  E. L. HUTTON

                  This Omnicare, Inc. Retirement Plan for E. L. Hutton is established by the Company to provide the Participant with a retirement benefit that is comparable to benefits received by similarly situated executives participating in the Company's non-qualified retirement plans.

         1.       DEFINITIONS

The following terms used in this Plan shall have the meanings set forth below:

         1.1 "Account" means the bookkeeping entry account of the Company that is maintained to record the participant's interest in the Plan.

         1.2 "Beneficiary" means the person(s), trust(s) or other entity(ies) entitled to receive any payment under the Plan in the event of the Participant's death, as determined in accordance with Section 4 hereof.

         1.3      "Board" means the Board of Directors of the Company.

         1.4 "Change in Control" has the meaning given to such term in the Company's 1992 Long-Term Stock Incentive Plan, as in effect on the date hereof.

         1.5 "Committee" means the Compensation and Incentive Committee of the Board, or any successor committee duly constituted by the Board to administer the Plan.

         1.6      "Company" means Omnicare, Inc., a Delaware corporation.









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         1.7     "Disability" means termination of Service by reason of bodily injury or mental or physical disease that, in the opinion of the Committee, would permanently prevent the Participant from performing his regular duties to the Company.

         1.8 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.9     "Participant" means Edward L. Hutton.

         1.10    "Plan" means this Omnicare, Inc. Retirement Plan for E. L.
                 Hutton.

         1.11 "Retirement Date" means the date the Participant elects to retire from Service.

         1.12 "Service" means the service by the Participant as an employee of the Company.

         1.13 "Trust" means Omnicare, Inc. Retirement Benefit Trust Agreement For The Benefit Of Edward L. Hutton, dated August 23, 1991.

         2.       ACCOUNT AND CONTRIBUTIONS

         The Committee has established an Account for the Participant to credit contributions made under the Plan. So long as the Participant continues to provide Services, the Committee shall approve additional Company contributions to the Account on an annual basis in amounts to be determined each year by the Committee. Any contribution approved by the Committee shall take into account the purpose of the Plan to provide the Participant with a retirement benefit that is comparable to benefits received by similarly situated executives participating in the Company's non-qualified retirement plans. The Participant is not permitted to make contributions under the Plan. The Committee shall make a final determination as to the amount of contribution to the Account on an annual basis in February following the year of Services. At such time, it shall make an estimate for the amount of benefit to be received for the then current year and one-twelfth (1/12) of such amount will be credited to the Account at the end of each month. The amount estimated for Services in 2000 is $1,266,139.









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         3.       ACCOUNT EARNINGS

         The Account shall be adjusted to reflect earnings thereon from the time of crediting of approved amounts under the Plan until the time of payment of Plan benefits. Earnings on the Account shall be determined based on the performance of assets held in the Trust in respect of the Plan. The Company shall appoint an Investment Committee to invest the assets in the Trust on a basis consistent with the investment of assets in trust for similarly situated executives participating in the Company's non-qualified retirement plans, but reserves the right to invest the assets of the Trust on any other basis that it deems appropriate in consultation with the Participant.

         4.       PAYMENT OF BENEFITS

         The entire balance of the Account, including any earnings thereon, shall be payable to the Participant (or his Beneficiary, in the event of death), in a single lump sum payment, within 60 days following the date on which occurs the earliest of the following: (i) the Participant's Retirement Date; (ii) the Participant's Disability; (iii) the Participant's death; or (iv) a Change in Control.

         5.       DESIGNATION OF BENEFICIARY

         The designation by the Participant of a Beneficiary may be made in writing in the form specified by the Committee, and may be made at any time prior to the commencement of benefit payments hereunder. Any such designation or election may be revoked or changed by a subsequent election at any time prior to payment of benefits. In the absence of any designation by the Participant, the Beneficiary shall be determined by the Participant's will or in accordance with the laws of descent and distribution.

         6.       ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee shall be responsible for the overall operation of the Plan and shall have the authority for all actions to be taken under the Plan. The Committee shall have the discretionary authority to interpret the Plan and to decide all questions of fact arising under the Plan, including, without limitation, the right to and amount of any benefit payable under the Plan. All interpretations and determinations









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made by the Committee shall be final and binding on all parties. The ministerial duties of administering the Plan, including the maintenance of Plan records and the processing of Plan benefits, shall be performed by one or more of the Company's employees, except to the extent limited by Committee action. The Board may exercise any authority of the Committee under the Plan.

         7.       GRANTOR TRUST

         The Company has established the Trust for purposes of maintaining and investing assets that are held to provide benefits under the Plan. The Trust is a grantor trust of the Company and is subject to the claims of the Company's creditors in the event of bankruptcy or insolvency (a so-called "rabbi trust"). The Trust is intended to record the interest of the Participant in the Plan and to provide the Company with a source of funds to assist it in the meeting of its liabilities under this Plan. As of the date hereof, the trustee of the Trust is Fifth/Third Bank.

         8.       ERISA

         This Plan is maintained by the Company for the purpose of providing deferred compensation for a select member of the Company's management. The Plan and the Trust are intended to constitute an "unfunded" arrangement for purposes of Title I of ERISA. Accordingly, it is intended that the Plan be exempt from the requirements of Parts II, III and IV of Title I of ERISA. Nothing contained in this Plan shall give the Participant or a Beneficiary any right, title or interest in any property of the Company, except as specifically provided herein.

         9.       AMENDMENT AND TERMINATION

         The Board shall have the right at any time, by resolution or other written action, to amend or terminate this Plan; provided, however, that the written consent of the Participant shall be required to amend the Plan to decrease in any manner the accrued benefits of the Participant under the Plan.









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         10.      TAX WITHHOLDING

         All benefit payments made under the Plan, as well as other interests of the Participant under the Plan, shall be subject to all income and employment tax withholdings and other deductions required by federal, state or local law.

         11.      EXCLUSIVITY

         This Plan shall be in lieu of and shall supersede any and all prior nonqualified deferred compensation plans, arrangements or agreements by the Company to the extent they relate to the Participant, including, without limitation, the Retirement Benefit Agreement between E.L. Hutton and the Company dated August 4, 1981.

         12.      NONASSIGNABILITY

         No benefit payable under this Plan may be assigned, transferred, pledged as a security for indebtedness or otherwise encumbered, or subjected to any legal process for the payment of any claim against the Participant or a Beneficiary.

         13.      GOVERNING LAW

         The Plan shall be construed and enforced in accordance with ERISA and the laws of the State of Delaware to the extent not preempted by ERISA.

         IN WITNESS WHEREOF, the Company has caused this Plan to be adopted and executed by its duly authorized officer on this 1st day of November, 2000.

                                                     OMNICARE, INC.


                                                     /s/ Cheryl D. Hodges
                                                     ---------------------
                                                     By: Cheryl D. Hodges